                                                                    EXHIBIT 10.1

                                SALES AGREEMENT



                                    BETWEEN



                        THE SUMITOMO BANK OF CALIFORNIA



                                      AND




                                   PURCHASERS





                                 AUGUST 17, 1995

                               TABLE OF CONTENTS

                                                                                                            Page No.
                                                                                                            -------
ARTICLE 1 - DEFINITIONS                                                                                          1
     1.01       Defined Terms.                                                                                   1
     1.02       Certain Terms.                                                                                   3

ARTICLE 2 - CLOSING                                                                                              3
     2.01       Closing                                                                                          3
     2.02       Failure to Close                                                                                 3

ARTICLE 3 - TRANSFER OF TITLE                                                                                    3
     3.01       Conveyance of Dealer Loans                                                                       3
     3.02       Delivery of Dealer Loan Documents                                                                3
     3.03       Conveyance of Collateral Security                                                                3
     3.04       Conveyance of Foreclosed Portfolio                                                               3
     3.05       Transfer as Sale                                                                                 3
     3.06       Deliver of Lease Documents                                                                       4
     3.07       Transfer of Title                                                                                4

ARTICLE 4 - CONSIDERATION AND PAYMENT                                                                            4
     4.01       Purchase Price                                                                                   4
     4.02       Interest on Purchase Price                                                                       4

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES                                                                       4
     5.01       Representations and Warranties of the Seller                                                     4
     5.02       Representations and Warranties of the Purchaser                                                  6
     5.03       Limitation on Representation                                                                     6
     5.04       Survival of Representations and Warranties                                                       6
     5.05       Remedies                                                                                         6

ARTICLE 6 - COVENANTS                                                                                            7
     6.01       Covenants of the Seller                                                                          7
     6.02       Covenants of the Purchaser                                                                       7
     6.03       Survival of Covenants                                                                            8

ARTICLE 7 - CONDITIONS PRECEDENT                                                                                 8
     7.01       Conditions to the Purchaser's Obligations                                                        8
     7.02       Conditions to Seller's Obligations                                                               9

ARTICLE 8 - ADMINISTRATION AND REPURCHASES                                                                       9
     8.01       Repurchase Obligations                                                                           9
     8.02       Legal Actions                                                                                    9

ARTICLE 9 - SERVICING                                                                                            9
     9.01       Conveyance of Servicing.                                                                         9
     9.02       Interim Servicing                                                                                9
     9.03       Receipt of Payments                                                                              9
     9.04       Interim Servicing Fees                                                                           9

ARTICLE 10 - PRESERVATION OF ASSETS                                                                               9
     10.01      Rights of Purchaser                                                                               9
     10.02      Rights Cumulative                                                                                 9

ARTICLE 11 DEFAULT                                                                                                10
     11.01      Purchaser' Default                                                                                10
     11.02      Seller's Default                                                                                  10

ARTICLE 12 - MISCELLANEOUS                                                                                        10
     12.01      Notice                                                                                            10
     12.02      Successors and Assigns                                                                            11
     12.03      Amendments                                                                                        11
     12.04      Survival of Representations, Warranties, and Covenants                                            11
     12.05      Integration                                                                                       11
     12.06      Governing Law                                                                                     11
     12.07      No Third Party Beneficiaries                                                                      12
     12.08      Waiver of Jury Trial                                                                              12
     12.09      Arbitration                                                                                       12
     12.10      Attorney's Fees                                                                                   14
     12.11      Time is of the Essence                                                                            14

EXHIBIT A  ZERO BALANCE LOANS

EXHIBIT B  OUTSTANDING LOAN BALANCES

EXHIBIT C  EXCLUDED ASSETS

EXHIBIT D  FORECLOSED PORTFOLIO

EXHIBIT E  PERFORMING LOANS

EXHIBIT F  FORM OF BILL OF SALE FOR LOANS AND VEHICLES

EXHIBIT G  LIST OF SERVICERS

EXHIBIT H  FORM OF ASSIGNMENT OF ASSETS

EXHIBIT I  FORM OF PURCHASER'S OPINION LETTER

EXHIBIT J  NOTIFICATION LETTER FROM PURCHASER TO LESSORS

EXHIBIT K  NOTIFICATION LETTER FROM PURCHASER TO LESSEES

EXHIBIT L  BORROWER'S WAIVERS

THIS SALES AGREEMENT is made as of this 17th day of August, 1995 between The Sumitomo Bank of California, a state bank organized under the laws of California ("Seller"), and Westminster Capital, Inc., a Delaware corporation, and Executive Car Leasing, Inc., a Delaware corporation (together their successors and assigns, the "Purchasers").

                                  WITNESSETH:

         WHEREAS, the Purchasers desire to purchase and the Seller desires to sell the Assets (defined below) upon the terms and conditions hereinafter set forth; and

         WHEREAS, Seller will convey to the Purchasers all its right, title and interest in the Assets.

         Purchasers are sophisticated and experienced purchasers of auto loans and auto leases who has access to expert technical and legal advice and has conducted their own extensive due diligence with respect to the Assets defined below.

         NOW, THEREFORE, it is hereby agreed by and between the parties hereto as follows:


                            ARTICLE 1 - DEFINITIONS

         1.01 Defined Terms. For purposes of this Agreement the following terms shall have the meanings specified herein:

         "Assets" shall mean the Seller's rights and interests in: (i) the Loans, (ii) the Foreclosed Portfolio, (iii) Loan Payments, Lease Payments and Lease Proceeds received after the Closing Date, and (iv) Zero Balance Loans. The Assets do not include loans and leases identified as Excluded Assets.

         "Assignment" shall mean the Assignment of Leases, as of the Closing date, from the Seller to the Purchaser.

         "Customer Balance" shall mean the Seller's outstanding loan balance as reflected on Exhibit B.

         "Borrowers" shall mean the leasing companies to whom the seller provided loans secured by vehicles and assignment of individual leases.

         "Closing Date" shall mean August 17, 1995.

         "Cut Off Date" shall mean June 30, 1995.

         "Excluded Assets" shall mean certain loans and leases identified as per attached Exhibit C.

         "Foreclosed Portfolio" shall mean Owned Vehicles and Owned Leases for which the Seller acquired ownership interest in the assigned vehicles and leases through foreclosure of Loans identified on Exhibit D.

         "Insurance Policies" shall mean each casualty insurance policy, and each renewal or replacement therefore, maintained by or on behalf of a Lessee, (including, without limitation, policies purchased or maintained by the Seller or its agent) which insures against the loss of, or damage to, a Vehicle.

         "Insurance Proceeds" shall mean the proceeds of the Insurance
Policies.

         "Interim Servicer" shall mean The Sumitomo Bank of California in its capacity as servicer of the Assets from the Closing Date through the Servicing Transfer Date pursuant to Article 9 hereof.

         "Leases" shall mean the leases of the Vehicles partly securing the Loans, as set forth on Exhibits D and E hereto.

         "Lease Documents" shall mean with respect to the Foreclosed Portfolio the lease agreements and all related documents held by the Servicer except for the original titles held by Seller.

         "Lease Payments" shall mean with respect to each Lease, any payments received from a Lessee pursuant to the terms of a Lease.

         "Lease Proceeds" shall mean collectively the Lease Payments under a Lease.

         "Lessees" shall mean the lessees under the Leases.

         "Loan Documents" shall mean the loan agreement, UCC financing statements and all related documents which constitute the agreements between the Seller and the obligor or guarantor of the Loan together with any known judgments, court orders or documents relating to actual or threatened litigation with respect to any of the Performing Loans.

         "Loan File" shall mean the promissory note, security agreement, and other such documents which constitute part of the agreements between Seller and Obligor(s) delivered to the Purchasers on the Closing Date.

         "Loans" shall mean loans provided to the Borrower secured by vehicles and assignments of individual leases.

         "Owned Leases" shall mean the leases of the Foreclosed Portfolio, as set forth on Exhibit D hereto.

         "Owned Vehicles" shall mean the Vehicles of the Foreclosed Portfolio.

         "Performing Loans" means the loans identified on Exhibit E hereto, together with the Loan Documents and all interests of the Seller in any and all collateral security for such loans, including, without limitation, the Vehicles, Leases.

         "Purchase Price" shall mean 82% of the Customer Balance, as shown on Exhibit B, as of the Cut Off Date, less 100% of the Lease Payments, Lease Proceeds, payments and prepayments on the Loan, received by Seller after the Cutoff Date and before the Closing Date, less any DMV fees, repo fees, servicing fees, sales tax, lien fees or similar fees paid by Seller.

         "Security Deposit" shall mean with respect to each Lease, the aggregate amount of funds held by the Borrowers. For the Foreclosed Portfolio the Seller holds no security deposit.

         "Seller's Prime Rate" shall mean the rate of interest set from time to time by Seller at its Head Office in San Francisco, California as its Prime Rate.

         "Servicer" shall mean the Servicer of the Foreclosed Portfolio as identified on Exhibit G.

         "Vehicles" shall mean the vehicles partly securing the Loans as set forth on Exhibits D and E hereto and the Owned Vehicles.

         "Zero Balance Loans" shall mean the foreclosed portfolio with no loan balances as set forth on Exhibit A.

         1.02 Certain Terms. Terms defined herein shall include the plural as well as the singular.


                              ARTICLE 2 - CLOSING

         2.01 Closing. Subject to and upon the terms and conditions hereinafter set forth, the Purchasers agrees to purchase from the Seller and the Seller agrees to sell to the Purchaser, on the Closing Date, the Assets.


                         ARTICLE 3 - TRANSFER OF TITLE

         3.01 Conveyance of Assets. Seller hereby assigns, transfers, sets over and conveys to the Purchasers all its rights, title, and interest in and to all of the Assets.

         3.02 Delivery of Loan Documents. On the Closing Date, Seller shall deliver the Loan Files to the Purchasers at the Seller's place of business located at 320 California Street, San Francisco, California. Conveyance of the Loan Documents shall be accomplished by the Seller executing a Bill of Sale in the form attached hereto as Exhibit F and an assignment on the terms of Exhibit H and the endorsement of each promissory note in blank without recourse. In the event that Seller retains or comes into possession of any Loan File after the Closing Date, Seller shall hold such documents as custodian for the Purchasers and will forward such documents to the Purchasers as soon as possible.

         3.03 Conveyance of Collateral Security. Seller will deliver a power of attorney in a form substantially similar to Exhibit M. Seller shall assign its interests in the Leases and any related Insurance Policies and Insurance Proceeds by executing an assignment in favor of the Purchasers in the form attached hereto as Exhibit H. Seller will execute and deliver to the Purchasers assignments of all UCC financing statements filed with respect to any Loan.

         3.04 Conveyance of Vehicles. On the Closing Date, seller shall sell, set over, assign, transfer and convey to the Purchasers all right, title and interest of the Seller in the Foreclosed Portfolio and the Zero Balance Loans, including all interest of the Seller in the Insurance Policies and Insurance Proceeds. Seller shall assign its interests in the Owned Leases by executing an assignment in favor of the Purchasers in the form attached hereto as Exhibit H.

         3.05 Transfer as Sale. It is the express intent of the parties hereto that the conveyance of the Assets by the Seller to the Purchasers as contemplated by this Agreement be construed as a sale and absolute conveyance of the Assets by the Seller to the Purchasers.

         3.06 Delivery of Lease Documents. On the Closing Date Seller is deemed to have delivered the Lease Documents actually held on the Closing Date by a Servicer on Exhibit G to the Purchasers at the respective Servicer's location.

         3.07 Transfer of Title. After the Closing Date the Purchasers are responsible for all title transfers of the vehicles and all associated fees. Purchasers warrants that they will be responsible for all subsequent fees and title transfers.


                     ARTICLE 4 - CONSIDERATION AND PAYMENT

         4.01 Purchase Price. The Purchasers shall pay an amount equal to the Purchase Price, plus the Interest Component, plus the Interim Servicing fee, with immediately available funds by wire transfer to be received by Seller by 10:00 a.m. Pacific Daylight Time on the Closing Date, at Route No. 121002042, attention Automotive Finance Department.

         4.02 Interest Component. The Interest Component shall be interest on the Purchase Price at the Seller's Prime Rate from the Cut Off date to the Closing Date. Interest shall be calculated by the actual number of days elapsed over three hundred and sixty-five days.


                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

         5.01 Representations and Warranties of the Seller Seller hereby represents and warrants to the Purchasers as of the Closing Date, except as known to the Purchaser as of the Closing Date that:

         (a) Seller is a state bank duly organized and validly existing under the laws of the State of California.

         (b) This Agreement has been duly authorized, executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

         (c) Seller is the sole holder of all right, title and interest in and to the Assets with full right to transfer ownership thereof to the Purchasers.

         (d) Seller has provided the Purchasers or their agents with access to the original certificates of title relating to each Vehicle, which are true and complete originals of the certificates of title.

         (e) No Vehicle which is securing a Performing Loan has been released by the Seller from the lien granted under the terms of the related Loan by the Seller in whole or in part;

         (f) The Seller has required that it be named as loss payee or an additional insured in each Insurance Policy, free from any lien, security interest, charge, encumbrance or other right, title or interest of any person.

         (g) Seller is the owner of each Owned Vehicle, free from any lien, security interest, charge encumbrance or other right, title or interest of any person, (subject however, to the rights of the Lessees under the Owned Leases, any garageman lien, any DMV transfer or registration fee, any rights in any Owned Vehicle created by the Lessee without Seller's written consent).

         (h) Seller will deliver to Purchasers all original Leases that it has in its possession or under its control, which may be counterpart originals, and, to the best of its knowledge, are true and complete copies of the Leases, and have not been otherwise amended or modified.

         (i) Borrower is indebted to Seller on The Performing Loans in accordance with their respective Loan Documents except as modified or waived as provided in Exhibit L. Notwithstanding this representation and any other representation by Seller in this Agreement, Seller makes no representation as to enforceability of any late charge, default interest rate or prepayment fee in any of the Loan Documents.

         (j) The amount shown as the Current Balance of the Loans on Exhibit E hereto is the current outstanding balance of such Loan as of the Cut Off Date.

         (k) At the time a Performing Loan was made, it was a valid, binding and enforceable obligation against the respective Borrower.

         (l) The Seller has not waived or altered the terms of the Loan Documents in any manner, and has not waived, canceled, satisfied subordinated or rescinded any of the Loan Documents, other than as specified in the Loan Files or specified in Exhibit L.

         (m) Seller has no outstanding funding commitments under any of the Loan Documents for the Performing Loans.

         (n) The sale of the Assets, the execution and delivery of the Assignment, the performance of the Seller's obligations under this Agreement and the consummation of the transactions herein contemplated, will not conflict with or result in a breach of any of the term or provisions of, or constitute a default under, or result in the creation or imposition of lien, security interest, charge or encumbrance (except in favor of the Purchasers) upon any of the Assets pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement (including the Loans) or instruments to which it is a party or by which it is bound or to which any of Assets is subject, nor will such action result in the violation of any order of any court or governmental agency or body having jurisdiction over it or the Assets; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body, is required for the sale of the Assets, the performance of Seller's obligations under this Agreement or the consummation of any of the other transactions herein contemplated.

         (o)     Except for the financing statements contemplated by Section
3.03 hereof and certificates of title, the Seller will neither execute nor authorize there to be on file in any public office any financing statement or similar statement or instrument of registration under the laws of any jurisdiction relating to the Assets.

         (p) The Seller does not have actual knowledge of any litigation or other proceeding threatened or pending with respect to any Asset except as disclosed in Exhibit L.

         (q) To the best of Seller's knowledge, each Lease complies with applicable state and federal law and regulation, including consumer credit laws, in all material respects.

         5.02    Representations and Warranties of the Purchasers.  Subject to
Section 5.03 hereof, the Purchasers hereby represents and warrants to the Seller that:

         (a) The Purchasers have been duly organized and are validly existing and in good standing as a corporations under the laws of their state of incorporation with corporate power and authority to own their properties and to transact the business in which they are now engaged or in which they proposes to engage.

         (b) The purchase by the Purchasers of the Assets pursuant to this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of the Purchasers (except the Assets purchased hereunder) pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchasers are a party or by which they are bound or to which any of the property or assets of the Purchasers is subject, nor will such action result in the violation of any provision of the Certificates of Incorporation or By-Laws of the Purchasers or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchasers and any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body, is required for the purchase of the Assets hereunder.

         (c) There are no judgments, orders, or decrees of any kind against the Purchasers that are unpaid or unsatisfied of record, nor is there any legal action, suit or other legal or administrative proceeding pending and served on, or, or to the Purchasers' actual knowledge, threatened or reasonably anticipated that could be filed against the Purchasers, that would, taken in the aggregate materially adversely affect the ability of the Purchasers to carry out the transaction contemplated in this Agreement.

         (d) The Purchasers are not in the hands of a receiver and have not committed an act of bankruptcy or insolvency. The Purchasers now have and will have as of the Closing Date sufficient capital, net worth and/or commitments to meet their obligations, including payment of the Purchase Price under this Agreement.

         (e) This Agreement has been authorized, executed and delivered by the Purchasers and constitutes the valid and legally binding obligation of the Purchasers enforceable against the Purchasers in accordance with its terms.

         5.03 Limitation on Representations. The representations and warranties of the Seller contained in Section 5.01(d), (e), and (f) are not made with respect to the Zero Balance Loans.

         5.04 Survival of Representations and Warranties. The representations and warranties contained in this Article 5 shall survive, for a period of twenty four (24) months, the sale and delivery of the Assets to the Purchasers and the performance of this agreement.

         5.05 Remedies. In the event of any breach of warranty or representation by Seller under this Agreement, Purchaser shall have no remedy in tort or equity and shall be limited to damages in an action for breach of contract. In the event of any breach of warranty or representation under this
Article 5 as to any Asset by Seller, Purchaser shall give prompt notice thereof to Seller and Seller, at Seller's sole and exclusive option, may repurchase the Asset to which the warranty or representation was allegedly breached in consideration for that portion of the Purchase Price attributable to the Asset less all sums received by Purchasers on account of the Asset.

                             ARTICLE 6 - COVENANTS

         6.01 Covenants of the Seller. Seller hereby covenants and agrees with the Purchasers as follows:

         (a) The Seller's originals of all titles to Vehicles will be delivered to the Purchasers or Purchasers' designee on the Closing Date;

         (b) The Seller shall take no action which would result in the cancellation or modification of any of the Insurance Policies, without the prior written consent of the Purchasers;

         (c) The Seller will do nothing to impair the rights of the Purchasers in the Assets;

         (d) The Seller may make, execute or endorse, acknowledge to the Purchasers from time to time such confirmatory assignments, conveyances, transfer endorsements, powers of attorney, and certificates relating to the Assets as the Purchasers may request and reasonably require;

         (e) The Seller shall forward to the Purchasers within five (5) business days of receipt any Lease Payments, Lease Proceeds and any payments it hereafter receives pursuant to the Insurance Policies;

         (f) The Seller will cooperate with the Purchasers and any servicer or other agent of the Purchasers in transferring all documents, files and other information necessary for servicing the Assets.

         (g) The Seller shall execute such instruments, deliver such documents, and take such actions necessary to substitute the Purchasers as a party, and the Purchasers' attorneys as attorneys of record, in any ongoing litigation and for the Purchasers to proceed with such litigation relating to an Asset and to assign any rights of the Seller therein.

         (h) The Seller shall indemnify, defend, and hold Purchasers harmless from any and all claims, demands, causes of actions, liabilities (and attorneys fees and costs in defense thereof), arising after the Closing Date in favor of a Borrower or Lessee arising out of or related to, any of the Assets or Leases (each a "Claim"), except to the extent that the Claim arises out of a breach by Purchaser of any alleged representation under Article 5 of this Agreement or any action of the Purchasers after the Closing Date. Seller shall defend Purchasers under this subsection (c) with counsel approved by Purchasers at Seller's expense.


         6.02    Covenants of the Purchasers

         (a) The Purchasers hereby covenant and agree with the Seller that as long as no default in payment on the part of any Lessee exists under any Lease, the Purchasers will do nothing to disturb or impair such Lessee's use and quiet enjoyment of the Vehicle for the Foreclosed Portfolio.

         (b) The Purchasers hereby covenants and agrees that the Purchaser will take the Foreclosed Portfolio subject to any and all existing servicing arrangements which may be terminated by Purchaser according to their terms after the Cut Off Date. Purchaser shall assume all of Seller's obligations for servicing fees on the Foreclosed Portfolio from the Cut Off Date.

         (c) The Purchasers shall indemnify, defend, and hold Seller harmless from any all claims, demands, causes of actions, liabilities (and attorneys fees and costs in defense thereof), including claims for security deposits, arising after the Closing Date in favor of a Borrower or Lessee arising out of or related to, any of the Assets or Leases (each a "Claim"), except to the extent that the Claim arises out of a breach by Seller of any alleged representation under Article 5 of this Agreement. Purchasers shall defend Seller under this subsection (c) with counsel approved by Seller at Purchaser's expense.

         (d) Purchasers shall perform each written obligation contained in the Loan Documents, except as Modified in Exhibit L and Owned Leases except to the extent that the existence of the obligation is a breach of any representation by Seller under Article 5 or is a liability which will be indemnified by Seller under Article 6.

         (e) Purchaser shall maintain all records concerning the Assets in California and shall make the records available upon reasonable Seller's request during normal business hour, at a reasonable cost to Seller, up to a period of five years from the Closing Date.

         (f) Purchasers shall notify Seller of its intention to destroy any records concerning the Assets for a period of five years from the Closing Date.

         6.03 Survival of Covenants. With the exception of 6.02(e) and (f) the covenants contained in this Article 6 shall survive the sale and delivery of the Assets to the Purchasers and the performance of this Agreement for a period of twenty-four (24) months from the Closing Date.


                        ARTICLE 7 - CONDITIONS PRECEDENT

         7.01 Conditions to the Purchaser's Obligations. The obligations of the Purchasers to make any purchase pursuant to this Agreement shall be subject to the satisfaction of the following conditions:

         (a) All representations and warranties of the Seller contained in this Agreement and shall be true and correct as of the Closing Date;

         (b) Seller shall have given the Purchasers and their respective designees full access to its books and records concerning the Assets, and all other information theretofore required or reasonably requested by the Purchasers to be delivered by the Seller hereunder, duly certified by an officer of the Seller, and shall have performed all other obligations required to be performed by the provisions of this Agreement to the satisfaction of the Purchasers;

         (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchasers.

         (d) Seller shall have delivered or provided for the delivery of the originals which may be counterpart originals of the Leases and the related title documents to the Purchasers.

         (e) Seller shall have complied with all the terms of this Agreement.

         7.02 Conditions to the Seller's Obligation's. The obligations of the Seller to perform pursuant to the Agreement shall be subject to the satisfaction of the following conditions:

         (a)     Receipt of the Purchase Price on the Closing Date.

         (b) All representations and warranties of the Purchasers contained in this Agreement and all information provided by Purchasers shall be true and correct on the Closing Date;

         (c) Receipt of an opinion letter by Purchasers' counsel in the form provided in Exhibit I.


                   ARTICLE 8 - ADMINISTRATION AND REPURCHASES

         8.01 Repurchase Obligations. The Assets are sold by the Seller to the Purchasers on non-recourse basis. The Seller has no obligation to repurchase any of the Assets.

         8.02 Legal Actions. In addition to the foregoing, if the Purchasers shall so request, the Seller shall, within reason, cooperate with the Purchasers in any legal proceedings instituted by or on behalf of, or in the name of, the Purchasers, or otherwise as appropriate, against any Borrower or Lessee in default under any Loan or owned Lease.


                             ARTICLE 9 - SERVICING

         9.01 Conveyance of Servicing. On the Closing Date, the Seller shall transfer all rights to servicing with respect to the Assets to the Purchasers or to the Purchasers' designee.

         Within five (5) business days the Seller shall remit to the Purchasers all payments with respect to any Asset, including Insurance Proceeds, Lease Payment, and loan proceeds received by the Seller on or after the Closing Date.

         9.02 Interim Servicing. The Seller has no obligations to provide interim servicing beyond the Closing Date.

         9.03 Interim Servicing Fees. The Purchasers shall pay to Seller $25,000.00 as an Interim Serving Fee.


                      ARTICLE 10 - PRESERVATION OF ASSETS

         10.01 Rights of Purchasers. In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights and remedies, the Purchasers shall have the right to notify all obligors and guarantors under the Loans, Lessees of the Foreclosed Portfolio and insurance carriers under the Insurance Policies to make payments to the Purchasers at the address specified in the notice. Purchasers will provide samples of these notices as Exhibits J and K.

         10.02 Rights Cumulative. All rights and remedies conferred upon or reserved to the Purchasers under this Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, will be construed as a





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

waiver or relinquishment of that provision or will impair that right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.


                               ARTICLE 11 - DEFAULT

         11.01 Purchasers' Default. In the event that the Purchaser defaults in its obligations to purchase the Assets, or breaches a material representation or material warranty or covenant contained in this Agreement, or otherwise fails to perform any of its obligations to purchase the Assets, the Seller shall be entitled to assert all claims and to exercise all remedies available to it at law or in equity with respect to any default by the Purchasers in performing any obligations required to be performed by the Purchaser under this Agreement after the Closing Date; provided, however, that the Seller shall have no right to consequential damages.

         11.02 Seller's Default. In the event the Seller defaults in any material respect in its obligations hereunder, then, if such default occurs subsequent to the Closing, the Purchasers may avail themselves of any legal or equitable rights and remedies that the Purchasers may have under this Agreement with respect to the Seller. The Purchasers shall have no right to consequential damages. With respect to a default by the Seller or the breach of any representation or warranty, in either case that does not have a material adverse effect on the Purchasers, the Purchasers shall have no remedy. In no event shall the Purchasers have the right to offset amounts due to the Seller under any contract or agreement between the Seller and the Purchasers or any Affiliate of the Purchasers on account of default by the Seller hereunder.

Notwithstanding anything herein contained to the contrary, in no event shall the Seller have any liability hereunder or at law or in equity for the payment of money damages nor shall the Seller be required to make any payment to cure defects or pursuant to any indemnity hereunder, if the amount of such payment, when added to the amount of all other payments made by the Seller, for such purposes would exceed the Purchase Price.

                           ARTICLE 12 - MISCELLANEOUS

         12.01 Notice. Except as otherwise specified herein, wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, electronic transmission, telegram or mail, effective when received by the party to whom addressed, and shall be addressed as follows or to such other address as the party affected may hereinafter designate:

If to the Seller:                      If to the Purchasers:

The Sumitomo Bank of California        -----------------------------------
Chief Credit Officer                   -----------------------------------
320 California Street                  -----------------------------------
San Francisco, CA 94104
                                       -----------------------------------
                                       -----------------------------------
                                       -----------------------------------





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

         12.02 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and assigns.

         12.03 Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought.

         12.04 Survival of Representations, Warranties, and Covenants. All representations, warranties and covenants made herein shall be continuing representations, warranties and covenants and shall survive the execution and delivery of this Agreement for a period of twenty four (24) months from the Closing Date.

         12.05 Integration. Except for the Confidentiality Agreements, this Agreement supersedes any and all agreements and oral or written communications, including, without limitation, discussions, correspondence and statements of interpretation or assumption, between the Seller and the Purchasers with respect to this Agreement, the purchase of the Assets or any of the other matters contained herein, and this Agreement, the Confidentiality Agreements and the documents contemplated herein contain the sole, final and complete expression and understanding between the Seller and the Purchasers with respect to the transactions contemplated herein and therein. This Agreement shall not be altered or modified except by a subsequent writing, signed by the Purchasers and the Seller. Anything to the contrary contained herein or in the Confidentiality Agreements notwithstanding prior to the closing, the Purchasers may disclose confidential information (including, without limitation, the Schedule Prices for the respective Assets) to actual or potential lenders in connection with their loans in connection with the transactions contemplated by this Agreement; provided, however, that each such actual or potential lender to which the Purchasers proposes to provide such information shall first have (i) agreed in writing for the benefit of the Seller to be bound by the terms of the Confidentiality Agreements, (ii) delivered a copy of such agreements to the Seller, and (iii) certified in writing to the Seller that copies of the Confidentiality Agreements and such written agreements to be bound thereby have been delivered to each person to whom such confidential information is to be disclosed.

         12.06   Governing Law; Jurisdiction; Venue.

         (a) THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF THE SELLER AND THE PURCHASERS HEREUNDER DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO DOMICILIARIES THEREOF.

         (b) Subject to the arbitration provisions set forth in Section 12, for the purposes of any Legal Proceeding arising out of or relating to this Agreement, the Purchasers hereby expressly acknowledges and agrees that it is subject to, and hereby submits to, the jurisdiction of all federal and state courts sitting in the City and County of San Francisco, State of California and consents that any order, process, notice of notion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service provided that a reasonable time for appearance is allowed, and the Purchasers agree that such courts shall have exclusive jurisdiction over any Legal Proceeding commenced by either or both of said parties. In furtherance of this Section, the Purchasers agree, immediately upon the request of the Seller, to discontinue (or to cause the discontinuance of) any Legal Proceeding pending in any other jurisdiction.

         (c) The Purchasers hereby irrevocably waive any objection that they may have now or hereafter to the laying of venue of any Legal Proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the City and County of San Francisco, State of California and hereby further irrevocably waives any claim that any Legal Proceeding brought in any such Court has been brought in an inconvenient forum.

         12.07 No Third-Party Beneficiaries. No person, firm or other entity other than the parties hereto, which, for purposes of this section, shall be the Seller and the Purchasers, shall have any rights or claims under this Agreement. No brokerage commission shall be payable to any party, other than Communication Systems., Inc., who is not a third party beneficiary to the contract, in connection with the sale of the Assets. Any commission owed to Communication Systems., Inc., is the sole responsibility of Purchasers.

         12.08 Waiver of Trial by Jury. IF, FOR ANY REASON, ANY DISPUTE BETWEEN THE PARTIES IS NOT SUBMITTED TO ARBITRATION AS PROVIDED IN THIS AGREEMENT, BUT RATHER IS SUBMITTED TO A COURT OF COMPETENT JURISDICTION, THEN IN SUCH EVENT EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE, AT THE ELECTION OF ANY OTHER PARTY, SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.


SELLER'S INITIALS:                   PURCHASERS' INITIALS:         &
                  -------                                 -------     -------

         12.09   Arbitration

         (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof or any tort allegedly pertaining thereto, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, United States Code), notwithstanding any choice of law provision in this contract, and under the Commercial Rules and Guidelines for Expediting Larger, Complex Commercial Arbitrations of the American Arbitration Association.

         (b) The exclusive venue for both the administration of and the hearing in any arbitration under this Section 12 shall be San Francisco, California. The Purchasers hereby irrevocably waives any objection that they may now or hereafter have to the laying of venue of any arbitration arising out of or relation to this Agreement in San Francisco and hereby covenants that they will not bring or maintain any such arbitration proceeding in any other locale. Judgment upon the arbitration award shall be entered in any court venued in San Francisco, California as provided in Section 12.

         (c) If the amount in controversy, as determined by reference to the statement of claim or any cross-claim filed in connection therewith filed by either party, is less than $500,000, then the dispute shall be submitted to a single arbitrator. All other disputes shall be submitted to a panel of three
(3) arbitrators.

         (d) The arbitrator(s) shall give effect to applicable statutes of limitations. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to consider, rule upon and include in any award claims for equitable relief. The arbitrator(s) shall not be authorized to award consequential, punitive or exemplary damages, and each party hereby expressly waives its right to seek to recover consequential, punitive or exemplary damages with respect to any claim arising out of or relating to this Agreement, or the breach thereof or any tort allegedly pertaining thereto.

         (e) The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff in any such action to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. Further no provision of this Section 12 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security.

         (f) In the event any party fails or refuses to post timely all fees and costs imposed or assessed by the American Arbitration Association, including, without limitation the fees and costs of the arbitrator(s), or otherwise fails or refuses without just cause to appear and participate in the arbitration proceedings at the time and in the manner prescribed by the American Arbitration Association and/or the arbitrator(s), then the arbitrator(s) are authorized and directed by this Agreement to proceed without undue delay to take the default of such party and to enter an award based on such default.

         (g) The administrative fees of the American Arbitration Association and the arbitrator(s) fees and costs shall be paid one-half by the Purchasers and one-half by the Seller. The prevailing party shall recover as part of the arbitrator(s) award its one-half of such fees and costs.

         12.10 Attorney's Fees. If any Legal Proceeding is instituted to enforce any of the provisions of this Agreement, unless otherwise set forth herein, the prevailing party shall be entitled to its reasonable attorney's fees and costs, including expert witness fees, and the allocated cost of in-house counsel.

         12.11 Time is of the Essence. The Purchasers acknowledges that it has been informed by the Seller that its failure to close the purchase and sale of the Assets on the Closing Date will prevent the Seller from realizing certain material accounting and other benefits associated with the closing of said purchase and sale, that potential fluctuations in market conditions could adversely affect the sale of assets such as the Assets, and that a delay in the closing will otherwise cause severe prejudice to the Seller. Accordingly, the Purchasers and the Seller each acknowledge and agree that time is of the essence of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

THE SUMITOMO BANK OF CALIFORNIA        PURCHASERS

By: /s/                                By: /s/
   ----------------------------           ----------------------------------

Title: Chief Credit Officer            Title: EVP & CFO
      -------------------------              -------------------------------

                                       By: /s/
                                          ----------------------------------

                                       Title: Senior VP
                                             -------------------------------




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